Exhibit 99.1

Calumet Reports Third Quarter 2025 Results

•	Third quarter 2025 net income of $313.4 million, or basic income per common share of $3.61
•	Third quarter 2025 Adjusted EBITDA with Tax Attributes of $92.5 million
●	Company-wide cost reduction initiatives driving $61 million of year-over-year operating cost savings through the first nine months of 2025
●	Montana Renewables remains on track to achieve 120–150 million gallons of annualized SAF production by second quarter of 2026
●	SAF placement ahead of plan, with approximately 100 million gallons of SAF fully committed or deep into contracting
●	Record production and strong margins in Specialty Products & Solutions segment

INDIANAPOLIS — (PR NEWSWIRE) — November 7, 2025 — Calumet, Inc. (NASDAQ: CLMT) (the “Company,” “Calumet,” “we,” “our” or “us”) today reported its results for the third quarter ended September 30, 2025, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Dollars in millions, except per share data)
Net income (loss)	$313.4	$(100.6)	$3.5	$(181.3)
Basic earnings (loss) per common share	$3.61	$(1.18)	$0.04	$(2.21)
Adjusted EBITDA	$69.6	$59.8	$162.8	$162.7
Adjusted EBITDA with Tax Attributes	$92.5	$59.8	$224.0	$162.7

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2025	2024	2025	2024	2025	2024

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$276.3	$2.3	$18.5	$22.7	$78.9	$(20.1)
Adjusted gross profit (loss)	$89.5	$54.6	$20.9	$24.3	$(5.3)	$21.9
Adjusted EBITDA	$80.2	$50.7	$13.2	$13.6	$(5.8)	$14.6
Adjusted EBITDA with Tax Attributes	$80.2	$50.7	$13.2	$13.6	$17.1	$14.6
Gross profit (loss) per barrel	$46.11	$0.39	$124.16	$145.51	$34.50	$(8.48)
Adjusted gross profit (loss) per barrel	$14.94	$9.15	$140.27	$155.77	$(2.32)	$9.24

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024	2025	2024

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$227.4	$126.7	$62.8	$70.1	$(41.5)	$(49.6)
Adjusted gross profit (loss)	$230.0	$184.3	$67.4	$72.9	$(15.5)	$36.9
Adjusted EBITDA	$203.3	$170.6	$42.5	$41.1	$(24.5)	$9.9
Adjusted EBITDA with Tax Attributes	$203.3	$170.6	$42.5	$41.1	$36.7	$9.9
Gross profit (loss) per barrel	$13.51	$7.37	$135.93	$146.65	$(6.01)	$(7.48)
Adjusted gross profit (loss) per barrel	$13.66	$10.71	$145.89	$152.51	$(2.24)	$5.57

“Calumet posted strong financial results and continued to achieve key strategic milestones during the third quarter,” said Todd Borgmann, CEO. “Our financial success again demonstrated the strength of Calumet’s integrated specialties business, and our continued cost discipline and operational progress has driven a $61 million year-to-date reduction in operating costs versus last year.”

“Strategically, the transformation of Montana Renewables is poised to accelerate in the coming year as we plan to bring our MaxSAF™ 150 expansion online in the second quarter of 2026, which will allow us to dramatically increase our SAF production versus today. With approximately 100 million gallons of SAF fully contracted or in final review, our SAF marketing program is progressing ahead of schedule, and we expect to complete the contracting at strong premiums well before the expansion.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $80.2 million during the third quarter of 2025 compared to Adjusted EBITDA of $50.7 million for the same quarter a year ago. Segment results reflected strong specialty product sales, fixed cost reduction and year-over-year gains in fuels reflecting record production and strong margins.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $13.2 million during the third quarter of 2025 versus Adjusted EBITDA of $13.6 million in the third quarter of 2024. Third quarter 2025 results reflected strong margin performance across the segment, particularly in our TruFuel® brand. The third quarter 2024 results also include Adjusted EBITDA from the Royal Purple® Industrial business, which was divested in March 2025.

Montana/Renewables (MR): The MR segment reported $17.1 million of Adjusted EBITDA with Tax Attributes during the third quarter of 2025 compared to Adjusted EBITDA with Tax Attributes of $14.6 million in the prior year period. The MR segment continued to benefit from significant operating cost reductions compared to the prior year period and strong fuels and asphalt results, partially offset by low industry renewable diesel margins and a SAF expansion test run at Montana Renewables resulting in reduced volumes.

Corporate: Total corporate costs represent $(18.0) million of Adjusted EBITDA for the third quarter 2025. This compares to $(19.1) million of Adjusted EBITDA in the third quarter 2024.

Restatement of Financial Results: Calumet also announced today our decision to restate the unaudited interim consolidated financial statements for the periods ended March 31, 2025 and June 30, 2025 as a result of the misclassification of certain amounts in the statement of cash flows between cash flows from operating activities and cash flows from financing activities. Ultimately, the correction of this error is expected to result in an upward adjustment of approximately $80 million to operating cash flows and a corresponding reduction of the same amount in financing cash flows. This error had no impact on revenue, net income (loss), cash and cash equivalents, or Adjusted EBITDA. Additional details regarding the restatement have been provided in our related Current Report on Form 8-K that was filed today with the Securities and Exchange Commission (“SEC”).

Operations Summary

The following table sets forth information about the Company’s continuing operations after giving effect to the elimination of all intercompany activity. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In bpd)
Total sales volume (1)	91,605	92,275	88,662	88,720
Facility production:
Specialty Products and Solutions:
Lubricating oils	11,803	12,118	11,705	11,703
Solvents	8,120	7,731	7,876	7,527
Waxes	1,650	1,324	1,374	1,403
Fuels, asphalt and other by-products	43,130	38,004	37,382	35,245
Total Specialty Products and Solutions	64,703	59,177	58,337	55,878
Montana/Renewables:
Gasoline	3,639	3,516	3,520	3,521
Diesel	2,766	2,808	2,675	2,805
Jet fuel	696	483	576	517
Asphalt, heavy fuel oils and other	4,094	4,046	3,919	4,090
Renewable fuels	11,187	11,488	11,059	10,513
Total Montana/Renewables	22,382	22,341	21,749	21,446

Performance Brands	1,583	1,787	1,621	1,755

Total facility production	88,668	83,305	81,707	79,079

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on November 7, 2025, to discuss the financial and operational results for the second quarter of 2025. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on Calumet’s website at www.calumet.investorroom.com/events. Interested parties may also participate in the call by dialing 844-695-5524 (US) or 1-412-317-0700 (International). A replay of the conference call will be available a few hours after the event on the investor relations section of Calumet’s website, under the events and presentations section and will remain available for at least 90 days.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,”

“could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our ability to monetize PTCs and the price we expect to receive for PTCs, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); our ability to sell, and the prices received for, PTCs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and our other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

We define Adjusted EBITDA with Tax Attributes for any period as Adjusted EBITDA plus the notional value of Production Tax Credits, less the difference between the notional value of any Production Tax Credits sold and the amount realized from such sales.

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 11.0% Senior Notes due 2026 (the “2026 Notes”), our 8.125% Senior Notes due 2027 (the “2027 Notes”), each series of our 9.75% Senior Notes due 2028 (the “2028 Notes”), and our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2026 Notes, 2027 Notes, 2028 Notes, and 2029 Secured Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, RINs incurrence expense, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$1,078.0	$1,100.4	$3,098.5	$3,239.9
Cost of sales	704.3	1,095.5	2,849.8	3,092.7
Gross profit	373.7	4.9	248.7	147.2
Operating costs and expenses:
Selling	10.9	14.9	35.4	43.7
General and administrative	31.4	40.2	84.6	101.0
(Gain) loss on sale of business	6.4	—	(55.8)	—
Other operating expense	2.1	6.9	11.3	17.1
Operating income (loss)	322.9	(57.1)	173.2	(14.6)
Other income (expense):
Interest expense	(53.6)	(57.7)	(165.0)	(175.3)
Debt extinguishment costs	0.5	—	(47.2)	(0.3)
Gain (loss) on derivative instruments	(1.5)	15.2	(4.4)	9.6
Other income (expense)	3.7	(0.3)	6.1	0.7
Total other expense	(50.9)	(42.8)	(210.5)	(165.3)
Net income (loss) before income taxes	272.0	(99.9)	(37.3)	(179.9)
Income tax (benefit) expense	(41.4)	0.7	(40.8)	1.4
Net income (loss)	$313.4	$(100.6)	$3.5	$(181.3)
Earnings per share:
Basic and diluted	$3.61	$(1.18)	$0.04	$(2.21)
Weighted average number of common shares:
Basic and diluted	86,901,141	85,530,080	86,710,696	82,158,405

CALUMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$94.6	$38.1
Restricted cash	80.0	7.8
Accounts receivable, net:
Trade, less allowance for credit losses of $1.2 million and $1.1 million, respectively	263.9	241.7
Other	14.8	36.4
	278.7	278.1
Inventories	400.1	416.3
Prepaid expenses and other current assets	26.7	25.7
Total current assets	880.1	766.0
Property, plant and equipment, net	1,362.0	1,438.8
Other noncurrent assets, net	491.8	553.4
Total assets	$2,733.9	$2,758.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$298.7	$320.8
Accrued interest payable	28.9	45.4
Accrued salaries, wages and benefits	66.1	94.7
Obligations under inventory financing agreements	—	32.0
Current portion of RINs obligation	133.0	245.4
Other current liabilities	94.4	89.8
Current portion of long-term debt	155.2	35.5
Total current liabilities	776.3	863.6
Other long-term liabilities	259.9	296.2
Long-term debt, less current portion	2,147.4	2,064.7
Total liabilities	$3,183.6	$3,224.5
Commitments and contingencies
Redeemable noncontrolling interest	$245.6	$245.6
Stockholders' equity:
Common stock: par value $0.01 per share, 700,000,000 shares authorized, and 86,752,229 and 85,950,493 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	$0.9	$0.9
Additional paid-in capital	838.4	825.4
Warrants: 2,000,000 warrants issued and outstanding as of September 30, 2025 and December 31, 2024.	7.8	7.8
Accumulated deficit	(1,535.5)	(1,539.0)
Accumulated other comprehensive loss	(6.9)	(7.0)
Total stockholders' equity	(695.3)	(711.9)
Total liabilities and stockholders' equity	$2,733.9	$2,758.2

CALUMET, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended September 30,
	2025	2024

Operating activities
Net income (loss)	$3.5	$(181.3)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash RINs gain	(112.4)	(1.6)
Unrealized (gain) loss on derivative instruments	(9.1)	0.8
Other non-cash activities	164.5	148.7
Changes in assets and liabilities	(54.1)	(9.6)
Net cash used in operating activities	$(7.6)	$(43.0)
Investing activities
Additions to property, plant and equipment	(39.6)	(51.7)
Proceeds from sale of business	95.4	—
Net cash provided by (used in) investing activities	$55.8	$(51.7)
Financing activities
Proceeds from borrowings — revolving credit facility	1,896.4	1,605.6
Repayments of borrowings — revolving credit facility	(2,015.4)	(1,516.4)
Proceeds from borrowings — MRL revolving credit agreement	26.6	32.0
Repayments of borrowings — MRL revolving credit agreement	(26.7)	(45.0)
Proceeds from borrowings — senior notes	100.0	200.0
Repayments of borrowings — senior notes	(230.0)	(229.0)
Proceeds from inventory financing	264.9	550.0
Payments on inventory financing	(306.4)	(580.0)
Proceeds from DOE Loan	781.8	—
Proceeds from other financing obligations	160.0	144.7
Repayments of borrowings - MRL Asset Financing Arrangements	(396.1)	—
Repayments of borrowings - MRL Term Loan Credit Agreement	(86.0)	—
Payments on other financing obligations	(88.6)	(39.6)
Net cash provided by financing activities	$80.5	$122.3
Net increase in cash, cash equivalents and restricted cash	$128.7	$27.6
Cash, cash equivalents and restricted cash at beginning of period	$45.9	$14.7
Cash, cash equivalents and restricted cash at end of period	$174.6	$42.3
Cash and cash equivalents	$94.6	$34.6
Restricted cash	$80.0	$7.7
Supplemental disclosure of cash flow information
Interest paid, net of capitalized interest	$150.9	$175.3
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$28.8	$29.2

CALUMET, INC.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA WITH TAX ATTRIBUTES

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Unaudited)

Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes:
Net income (loss)	$313.4	$(100.6)	$3.5	$(181.3)
Add:
Interest expense	53.6	57.7	165.0	175.3
Depreciation and amortization	39.6	35.7	113.4	108.1
Income tax expense	(41.4)	0.7	(40.8)	1.4
EBITDA	$365.2	$(6.5)	$241.1	$103.5
Add:
LCM / LIFO loss	$5.1	$9.4	$3.1	$8.9
Unrealized gain on derivative instruments	(2.0)	(13.6)	(9.1)	(52.3)
Debt extinguishment costs	(0.5)	—	47.2	0.3
Amortization of turnaround costs	11.1	9.6	31.9	28.5
(Gain) loss on sale of business	6.4	—	(55.8)	—
RINs incurrence (gain) expense	(303.1)	10.0	(257.4)	24.5
RINs mark-to-market (gain) loss	(20.8)	32.8	145.1	(26.1)
Equity-based compensation and other items	9.5	7.0	6.1	4.4
Other non-recurring (income) expenses (1)	(5.3)	12.1	2.1	72.1
Noncontrolling interest adjustments	4.0	(1.0)	8.5	(1.1)
Adjusted EBITDA	$69.6	$59.8	$162.8	$162.7
Tax attributes (2)	22.9	—	61.2	—
Adjusted EBITDA with Tax Attributes	$92.5	$59.8	$224.0	$162.7

(1)For the nine months ended September 30, 2024, other non-recurring expenses included a $56.2 million realized loss on derivatives related to the embedded derivatives for our inventory financing arrangements.

(2)Tax attribute amounts reflect 100% of the notional value of Production Tax Credits generated for each respective period presented less any discounts on the sale of PTCs. The PTCs can be realized by applying the credits to the Company’s tax expense or sold in a secondary market at a discounted rate.

CALUMET, INC.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF MONTANA/RENEWABLES SEGMENT NET INCOME (LOSS)

TO SEGMENT ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA WITH TAX ATTRIBUTES

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In Millions)
	(Unaudited)
Reconciliation of Montana/Renewables Segment Net income (loss) to Segment Adjusted EBITDA and Segment Adjusted EBITDA with Tax Attributes:
Montana/Renewables Segment Net income (loss)	$103.7	$(49.9)	$(120.6)	$(127.5)
Add:
Depreciation and amortization	$27.9	$25.5	$84.0	$76.3
LCM / LIFO (gain) loss	2.0	4.4	(5.0)	6.8
Interest expense	15.4	15.7	48.8	48.7
Debt extinguishment costs	(0.1)	—	47.5	—
RINs incurrence (gain) expense	(110.2)	1.9	(98.8)	4.1
RINs mark-to-market (gain) loss	(4.1)	10.2	45.7	(9.2)
Other non-recurring (income) expenses	(4.3)	7.8	3.9	11.8
Equity-based compensation and other items	—	—	5.6	—
Income tax (benefit) expense	(40.1)	—	(44.1)	—
Noncontrolling interest adjustments	4.0	(1.0)	8.5	(1.1)
Montana/Renewables Segment Adjusted EBITDA	$(5.8)	$14.6	$(24.5)	$9.9
Tax attributes (1)	22.9	—	61.2	—
Montana/Renewables Segment Adjusted EBITDA with Tax Attributes	$17.1	$14.6	$36.7	$9.9

(1)Tax attribute amounts reflect 100% of the notional value of Production Tax Credits generated for each respective period presented less any discounts on the sale of PTCs. The PTCs can be realized by applying the credits to the Company’s tax expense or sold in a secondary market at a discounted rate.

CALUMET, INC.

RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)

TO SEGMENT ADJUSTED GROSS PROFIT

(In millions, except per barrel data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Unaudited)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):
Specialty Products and Solution segment gross profit	$276.3	$2.3	$227.4	$126.7
LCM/LIFO inventory loss	1.4	4.2	5.6	1.3
RINs incurrence (gain) expense	(192.9)	8.1	(158.6)	20.4
RINs mark to market (gain) loss	(16.7)	22.6	99.4	(16.9)
Depreciation and amortization	21.4	17.4	56.2	52.8
Specialty Products and Solutions segment Adjusted gross profit	$89.5	$54.6	$230.0	$184.3

Performance Brands segment gross profit	$18.5	$22.7	$62.8	$70.1
LCM/LIFO inventory loss	1.7	0.9	2.5	0.8
Depreciation and amortization	0.7	0.7	2.1	2.0
Performance Brands segment Adjusted gross profit	$20.9	$24.3	$67.4	$72.9

Montana/Renewables segment gross profit (loss)	$78.9	$(20.1)	$(41.5)	$(49.6)
LCM/LIFO inventory (gain) loss	2.0	4.4	(5.0)	6.8
Loss on firm purchase commitments	—	—	—	8.5
RINs incurrence (gain) expense	(110.2)	1.9	(98.8)	4.1
RINs mark to market (gain) loss	(4.1)	10.2	45.7	(9.2)
Depreciation and amortization	28.1	25.5	84.1	76.3
Montana/Renewables segment Adjusted gross profit (loss)	$(5.3)	$21.9	$(15.5)	$36.9

Reported Specialty Products and Solutions segment gross profit per barrel	$46.11	$0.39	$13.51	$7.37
LCM/LIFO inventory loss per barrel	0.23	0.70	0.33	0.08
RINs incurrence (gain) expense per barrel	(32.19)	1.35	(9.42)	1.18
RINs mark to market (gain) loss per barrel	(2.79)	3.79	5.90	(0.98)
Depreciation and amortization per barrel	3.58	2.92	3.34	3.06
Specialty Products and Solutions segment Adjusted gross profit per barrel	$14.94	$9.15	$13.66	$10.71

Reported Performance Brands segment gross profit per barrel	$124.16	$145.51	$135.93	$146.65
LCM/LIFO inventory loss per barrel	11.41	5.77	5.41	1.67
Depreciation and amortization per barrel	4.70	4.49	4.55	4.19
Performance Brands segment Adjusted gross profit per barrel	$140.27	$155.77	$145.89	$152.51

Reported Montana/Renewables segment gross profit (loss) per barrel	$34.50	$(8.48)	$(6.01)	$(7.48)
LCM/LIFO inventory (gain) loss per barrel	0.87	1.86	(0.72)	1.03
Loss on firm purchase commitments per barrel	—	—	—	1.28

RINs incurrence (gain) expense per barrel	(48.19)	0.79	(14.31)	0.62
RINs mark to market (gain) loss per barrel	(1.79)	4.30	6.62	(1.39)
Depreciation and amortization per barrel	12.29	10.77	12.18	11.51
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$(2.32)	$9.24	$(2.24)	$5.57

Specialty Products and Solutions Adjusted EBITDA	$80.2	$50.7	$203.3	$170.6
Specialty Products and Solutions sales	679.1	714.0	1,957.1	2,141.8
Specialty Products and Solutions Adjusted EBITDA margin	11.8%	7.1%	10.4%	8.0%